Exhibit 4.22

Letter of Support

TO THE BOARD OF DIRECTORS OF DAQO NEW ENERGY CORP.

We, as major shareholders, acknowledge the net current liability position of Daqo New Energy Corp. as of December 31, 2017 and agree to provide necessary financial support to Daqo New Energy Corp. and its subsidiaries through Daqo Group Co., Ltd. (“Daqo Group”), another company wholly owned by the shareholders of us and a related party of Daqo New Energy Corp., which has sufficient capital and access to resources and hence the ability to do so.

The details of our agreed financial support to Daqo New Energy Corp. include the following:

1.	We agree that Daqo New Energy Corp. does NOT have to repay us the amount of USD6.1 million owed as of December 31, 2017 to Daqo Group, Chongqing Daqo Solar Co., Ltd., Xinjiang Daqo Investment Co., Ltd and Daqo New Material Co., Ltd. before April 1, 2019.

2.	In addition, we agree to provide Daqo New Energy Corp. additional financial funding to support the Company’s operation between January 1, 2018 and March 31, 2019. Daqo New Energy Corp. does NOT have to repay us this amount before April 1, 2019.

3.	In addition, the management of Daqo New Energy Corp. should immediately suspend the capacity expansion project in its Xinjiang facilities if they don’t have sufficient financial recourses to continue the project after repaying all other financial obligations.

We agree to provide funding to support the Company to repay all the financial obligations already committed related to the capacity expansion project in its Xinjiang facilities. Daqo New Energy Corp. does NOT have to repay us this amount before April 1, 2019.

Investor name:	MILLION FORTUNE INTERNATIONAL LIMITED
Signature:	/s/ Wanlin Gao
Date:	February 23, 2018

Investor name:	BEST MOUNT INTERNATIONAL LIMITED
Signature:	/s/ Jianrong Tang
Date:	February 23, 2018

Investor name:	ACE PRO HOLDINGS LIMITED
Signature:	/s/ Bin Cai
Date:	February 23, 2018

Investor name:	INSTANTUP INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	February 23, 2018

Investor name:	GOLD INTELLECT LIMITED
Signature:	/s/ Guangfu Xu
Date:	February 23, 2018

Investor name:	PLENTY CHINA LIMITED
Signature:	/s/ Xiang Xu
Date:	February 23, 2018

Investor name:	RUIAN INTERNATIONAL LIMITED
Signature:	/s/ authorized signatory
Date:	February 23, 2018

Investor name:	LUCKY PROSPER INVESTMENTS LIMITED
Signature:	/s/ Dafeng Shi
Date:	February 23, 2018

Investor name:	JIA XIN ENTERPRISES LIMITED
Signature:	/s/ Bin Cai
Date:	February 23, 2018

Investor name:	DUKE ELITE LIMITED
Signature:	/s/ Xiang Xu
Date:	February 23, 2018

Investor name:	DAQO GROUP CO., LTD.
Signature:	/s/ Guangfu Xu
Date:	February 23, 2018